UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)  March 17, 2005
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                        AMERICAN NATIONAL BANKSHARES INC.
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             (Exact name of registrant as specified in its charter)

       Virginia                        0-12820               54-1284688
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(State or other jurisdiction        (Commission          (I.R.S. Employer
      of incorporation)             File Number)        Identification No.)

         628 Main Street, Danville, VA                      24541
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     (Address of principal executive offices)            (Zip Code)

     Registrant's telephone number, including area code   434-792-5111
                                                          ------------
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         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13a-4(c))

Item 1.01  Entry into a Material Definitive Agreement
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On March 15, 2005, the Board of Directors of American National Bank and Trust
Company (the "Bank"), a wholly-owned subsidiary of American National Bankshares Inc. (the "Corporation"), upon recommendation from the Corporation's Human Resources and Compensation Committee, approved the 2005 Incentive Compensation Program. Substantially all officers, including all executive officers, of the Bank are eligible to participate in the Program.

Under the Program, each participating employee will be eligible for an incentive payment equal to 3% of his or her 2005 base compensation if the Corporation achieves a certain amount of basic earnings per share in 2005. With each increase of 1% (or portion thereof) in earnings per share above the minimum threshold, each participating employee will be eligible for an additional incentive payment of 1% (or pro rata portion thereof) of his or her 2005 base compensation. The calculated incentive amount must then be earned as a percentage of the performance goals met by the employee in 2005. If the employee exceeds the performance goals, an additional incentive payment may be made, not to exceed 25% of the calculated incentive amount.

                                    Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 17, 2005                        /s/Neal A. Petrovich
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                                             Senior Vice President and
                                             Chief Financial Officer